EXHIBIT 10-a-11


                         LEASE

     This Lease Agreement made as of the 28th day of July, 1995, by and between TRI-R Corporation, an Illinois corporation, with its principal offices at 9620 Route 34, Suite E, Yorkville, Illinois 60560 (hereinafter referred to as "Landlord") and A.H.C. STORE DEVELOPMENT CORP., an
Illinois corporation, with its principal offices at 2200
Kensington Court, Oak Brook, Illinois 60521 (hereinafter referred to as "Tenant").

                      WITNESSETH:

Whereas, Landlord is the owner of a certain parcel of real estate located at 9620 Route 34, Yorkville, Kendall County,
Illinois, more particularly described on Exhibit A attached hereto, which includes a two story, 15,700 square foot commercial building (the "Premises").

Whereas, Landlord desires to lease to Tenant or its permitted assignee the retail store consisting of 12,500 square feet located on the first floor of the Premises, and the existing parking areas adjacent to the north, west and south sides of the building, but excluding ten (10) parking spaces on the west side of the Premises which Landlord reserves for the use of other tenants (the "Leased
Premises").

Now, Therefore, Landlord and Tenant hereby agree as follows:

1. LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, the Leased Premises, together with all rights, privileges, easements and appurtenances including the building and other improvements now situated or to be erected upon the Leased Premises. The Leased Premises shall exclude the second floor offices of the Premises.

2.   TERM AND RENEWAL OPTIONS:   The initial term of this
     Lease shall commence on August 1, 1995, (the
     "Commencement Date") and shall terminate ten (10) years thereafter. Tenant shall have the option of renewing this Lease for one (1) additional renewal term of five
     (5) years upon the same terms and conditions set forth herein, except for rent, provided it shall give Landlord written notice of its intention to do so not less than six (6) months prior to the expiration of the initial term.

3.   RENT:

A.   Minimum Rent:   Tenant shall pay to Landlord at the
     address set forth in Paragraph 28 hereof, or at such other address as Landlord shall from time to time designate in writing, without demand, except as in this Lease otherwise specifically provided, in equal, monthly installments in advance no later than the fifth day of each and every month during the initial term and renewal terms, if any, the minimum annual rent set forth in the Rent Schedule attached hereto as Exhibit B (the "Minimum Annual Rent").

B.   Percentage Rent:   In addition to the payment of the
     Minimum Annual Rent, Tenant shall pay to the Landlord as additional rent for each lease year, the amount, if any, by which five percent (5%) of Tenant's gross sales exceeds the Minimum Annual Rent. As used in this paragraph, the term "lease year" shall mean the first consecutive 12-month period beginning the first day of the first full month hereunder, and each succeeding 12-month period. The term "gross sales" shall mean the gross amount of sales of merchandise at the Leased Premises, either cash or credit, but excluding: (1) credits, allowances and refunds from the return of merchandise by Tenant's customers; (2) merchandise discounts and mark downs; (3) charges to customers for credit service, extension of credit, deferred payments and layaways; (4) proceeds from vending machines; (5) sales taxes added to the price of the merchandise;
     and, (6) sales of merchandise to Landlord.

C.   Annual Adjustment and Audit:   Tenant shall pay the
     percentage rent due pursuant to paragraph 3B above, if any, within thirty (30) days after the end of each Lease year, and shall concurrently submit to Landlord a statement of Tenant's gross and net sales during the preceding Lease year. Landlord may, by giving written demand within sixty (60) days after the end of each Lease year, have Tenant's records of gross and net sales for the preceding Lease year inspected at Tenant's offices by a licensed accountant of Landlord's choice. Landlord's failure to make a timely written demand for inspection shall constitute an acceptance of the accuracy of Tenant's statement. All sales figures and other financial information disclosed to Landlord by Tenant shall be kept confidential by Landlord.

4.   USE OF PREMISES:   The Leased Premises may be used and
     occupied by Tenant for any lawful purpose (subject to Section 12 hereof) including, but not limited to, the operation of a hardware/home center/lumber/rental store.

5.   COMPLIANCE WITH LAW:   Tenant shall comply with all
     governmental laws, ordinances and regulations applicable to the use of the Leased Premises, and shall, subject to Section 7D. herein, promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with the Leased Premises, all at the Tenant's sole expense.

6.   REAL ESTATE  TAXES AND ASSESSMENTS:

A. In addition to the Rent, Tenant shall pay all real estate taxes, governmental impositions, levies, and special or general assessments (sometimes collectively, the "Impositions") which are levied or assessed against Leased Premises and the common areas of the Premises, as defined in Section 9 hereof, when they shall respectively become due and payable, up to a maximum of $15,000.00 per year. If, during the term of the Lease or any renewal term, the amount of the Impositions increases above $15,000.00, then Landlord and Tenant shall each pay 50% of such increase. All Impositions assessed prior to but payable in whole or in installments after the Commencement Date, and all Impositions assessed during the term of this Lease but payable in whole or in installments after the term of this Lease, shall be adjusted and prorated so that the
     Landlord   shall pay its prorated share for the periods
     preceding and following the term of this Lease, and Tenant shall pay its prorated share for the term of this Lease. Notwithstanding the foregoing, Tenant shall not be chargeable with or nor obligated to pay any income, inheritance, gift, franchise, corporate, gross receipts (except as provided below), capital levy, or estate tax, which may be at any time levied or assessed against, or become a lien upon, Landlord's parcel or the rents payable hereunder, but Landlord, at its own cost and expense, shall discharge same so as to keep the Leased Premises free of the liens of same, it being the intent hereof that Tenant shall be required to pay only such Impositions as are properly known as real estate taxes or real estate assessments and are assessed against the real estate, including the buildings and improvements thereon, as such.

B. If there shall be any refunds or rebates on account of any Imposition paid by Tenant, such proportionate share of such refund or rebate shall belong to Tenant. Any such refunds or rebates received by Landlord shall be trust funds and shall be forthwith paid to Tenant. Landlord shall, on request of Tenant, sign any receipt which may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate as received by Landlord.

C. Special or general assessments for local improvements or betterments which have become liens upon the building on or before the Commencement Date, shall be payable in full by Landlord and not be deemed
     Impositions for the purpose of this Section.

D. Within forty-five (45) days following the end of each year of this Lease, Landlord shall furnish Tenant a statement covering the year just expired showing the Impositions separately for land and improvements payable by Tenant for such year and copies of receipts evidencing payment thereof by Landlord. Within thirty
     (30) days after receipt of such statement and receipts, Tenant shall pay Landlord its proportionate share of the Impositions.

E. Tenant may, in its own name or in the name of Landlord, contest the validity or amount of any such taxes or the assessments upon which the same are based, and Landlord agrees to render to Tenant all assistance reasonably possible, including joining in and signing any protest or pleading which Tenant may deem advisable. If any rebate of such taxes is made, the rebate shall belong to Tenant, to the extent Tenant has so reimbursed Landlord for the year from which such rebate is made. Landlord shall from time to time furnish Tenant with a copy of each receipted tax bill with respect to the premises, together with a statement in reasonable detail showing the amount, if any, due from Tenant supported by evidence reasonably satisfactory to Tenant with respect to the method of calculation of said amount and the basis therefore. Subject to verification by Tenant as to the amount due and payment of such taxes, Tenant shall within thirty (30) days after receipt of the applicable tax bills, statement and evidence, remit to Landlord the amount due. If the minimum rent abates or is apportioned for any reason, the amounts due pursuant to this Section shall similarly abate or be apportioned.

7.   MAINTENANCE BY LANDLORD:

A. Landlord shall, at its expense, maintain the structural portions of the Premises and the Leased Premises including, but not limited to, the roof, foundation, underground or otherwise concealed plumbing and exterior walls (excluding all windows, window glass, plate glass and all doors) of the building in good repair and condition. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed promptly to make such repairs or corrections.

B. Landlord represents that, as of the Commencement Date, the plumbing, heating and air conditioning system and equipment are in good operating condition, and were built in accordance with applicable building codes in existence at the time of construction.

C. Landlord agrees, at its expense, to re-seal and restripe the parking areas and to repair all existing roof leaks no later than thirty (30) days after the Commencement Date. Landlord agrees to be liable for maintaining the stairway leading up to the second floor offices.

D. Landlord agrees that if any federal, state or municipal government, or any department or division thereof, subsequent to Tenant's occupancy of the Leased Premises, requires any rebuilding, alterations, repairs or installations to the interior of Tenant's Leased Premises so as to put the Leased Premises in conformity with the laws, regulations or ordinances relating to the use, occupancy and construction thereof, Landlord shall immediately, at its own cost and expense, rebuild or make such alterations, installations and repairs as may be necessary to comply with such laws, ordinances or requirements. Said rebuilding, alterations or repairs to the interior also includes but is not limited to all entrances and exits to the Leased Premises.

8. MAINTENANCE BY TENANT:

A. Tenant shall, at its expense and risk, maintain all other parts of the building and other improvements on the Leased Premises in good repair and condition, including, but not limited to, repairs (including all necessary replacements) to the interior plumbing, windows, window glass, plate glass, doors, heating system, air conditioning equipment and the interior of the Leased Premises in general. Should Tenant be required to replace any of the aforementioned items, then Landlord and Tenant agree to prorate the cost thereof based on the value of the unused portion of the useful life of the item and the length remaining under the term of the Lease. The useful life of each major component of the heating and air conditioning equipment shall be agreed to in writing on or before the Commencement Date. Tenant must obtain Landlord's approval of the replacement of the item before incurring the cost thereof. The Tenant shall be responsible for usual and customary maintenance of the septic system. The Landlord shall be liable for repair or replacement of the septic system. Tenant shall maintain the landscaping and the parking area (sealing and patching, when necessary).

B. Tenant shall throughout the Lease term take good care of the Leased Premises and other improvements and keep them free from waste or nuisance, and properly service and maintain the heating and air conditioning equipment and shall deliver up the premises broom clean at the termination of this Lease in good repair and condition (reasonable wear and tear excepted).

C. In the event Tenant or Landlord should neglect to fulfill their respective maintenance obligations hereunder after written notice from the other party, then the other party shall have the right (but not the obligation) to cause repairs or corrections to be made and any reasonable costs therefore shall be payable by Tenant or offset against rent by Tenant, as the case may be, on the next rental installment date.

9. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Tenant shall not create any openings in roof or exterior walls nor make any alterations, additions or improvements to the Leased Premises without prior written consent of Landlord. Consent for nonstructural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant shall have the right at all times to erect or install shelves, bins, machinery, air conditioning or heating equipment, and trade fixtures, provided that Tenant complies with all applicable governmental laws, ordinances and regulations. Tenant shall have the right to remove at the termination of this Lease such items so installed, however, Tenant shall, prior to the termination of his Lease, repair any damages caused by such removal. Tenant shall indemnify Landlord from any mechanic's liens and shall within fifteen (15) days of completion of said work, provide Landlord with copies of validly executed waivers of liens and sworn contractor's affidavits. All alterations, additions or improvements made by Tenant shall become the property of the Landlord at the termination of this Lease. Tenant has the right to make alterations to the interior of the Leased Premises provided the cost of which does not exceed an amount equal to three (3) months' rent without prior consent of Landlord, at Tenant's sole expense.

10. SIGNS: Tenant shall have the right to erect signs on any of the four exterior facias of the building securely attached to and parallel to said facia, subject to applicable laws, regulations, ordinances of the governmental authorities having jurisdiction. Landlord also agrees to give Tenant permission to alter the existing pylon sign. This would include removal of the existing reader board sign, thereby allowing the installation of a larger, two-sided illuminated Ace or Ace Hardware sign on top of pylon. Tenant shall assume all expenses and responsibilities relative to the maintenance and use of pylon sign, provided, however, that Landlord shall, at its expense, ensure that the pylon sign and wiring comply with applicable building and electrical codes. Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal.

11. INCREASING PREMIUMS OR CAUSING SUSPENSION OR CANCELLATION OF LANDLORD'S INSURANCE POLICY: Tenant shall not permit any operation to be conducted in the Leased Premises that would cause suspension or cancellation of the fire and extended coverage insurance policy carried by Landlord. Any insurance which may be carried by Landlord or Tenant against loss or damage to the building and other improvements situated on Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

12. WAIVER OF SUBROGATION: Each party hereto waives (insofar as it is possible to do so without impairing or invalidating that party's insurance coverage) any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property to the parties hereto. Inasmuch as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or for any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

13. LANDLORD'S RIGHT OF ENTRY: Landlord and its authorized agents shall have the right to enter the Leased Premises during normal working hours and upon reasonable prior notice for the following purposes:
     (a) inspecting the general conditions and state of repair of the premises; (b) the making of repairs required of Landlord; (c) the showing of the premises to any prospective purchaser; (d) or for any other reasonable purpose. If Tenant shall not have renewed or extended this Lease prior to the final one hundred eighty (180) day period of the Lease term, Landlord and its authorized agents shall have the right to erect on or about the Leased Premises a customary sign advertising the property for lease or for sale.

14. UTILITY SERVICES: Landlord shall provide at the beginning date of this Lease the normal and customary utility service connections in the Leased Premises.
     The Leased Premises are presently serviced by a private well and septic system, which Landlord represents are in good working order as of the Commencement Date. If, during the term of this Lease or any renewal term, the Leased Premises are to be connected to the municipal water and sewer systems, the Landlord shall pay any required hook up costs and fees. Tenant shall pay all charges for gas, water and electricity used on the Premises, and for all electric light lamps or tubes used on the Leased Premises.

15. ASSIGNMENT AND SUBLEASING: The Tenant may not, without the written consent of the Landlord, assign or sublet this Lease. The consent of Landlord shall not be unreasonably withheld if such consent is requested, but Tenant may in no event assign this Lease or sublet the premises for a use which is more hazardous or more destructive to the premises than the use permitted hereunder. Landlord will not withhold its consent to an assignment or sublease from Tenant to another entity in which Tenant holds the majority interest. In the event of any assignment agreed upon between Landlord and Tenant, the Tenant shall not be released from any liability under this Lease or other related agreements signed among the parties.

16. FIRE AND CASUALTY DAMAGE: Should the building or other structures be damaged or destroyed by fire, tornado or other casualty which can be reasonably insured against, Tenant shall give immediate written notice thereof to the Landlord. If the building is substantially or totally destroyed, Landlord shall either rebuild the same to substantially the same condition which it was in immediately preceding the destruction, and there shall be an abatement of rent for the period of time during which the Leased Premises are unusable by Tenant, or Landlord may terminate this Lease. If the damage as a result of the casualty to the building is substantial but renders the Leased Premises unusable only in part, Landlord shall rebuild the same to substantially the conditions in which they were immediately preceding the damage, and there shall be an abatement of rent in the proportion that the part of the Leased Premises rendered unusable by the Tenant bears to the total usable area included in the premises immediately prior to the damage. If the Landlord has not repaired such damage within one hundred eighty
     (180) working days after the occurrence of the casualty, then Tenant may proceed to rebuild or repair the casualty damage to said building and other improvements to substantially the condition in which they existed prior to such casualty and may offset the cost thereof against rental then becoming next due.

17. HOLD HARMLESS: Landlord shall not be liable to Tenant or Tenant's employees, agents or invitees or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises caused by negligence or misconduct of Tenant, its employees, or agents. Tenant agrees to indemnify
     Landlord and hold it harmless from any loss, expenses or claims arising out of any such damage or injury, unless such damage or injury results from Landlord's negligent or intentional acts or omissions.

18. CONDEMNATION: If, during the term of this Lease or any extension or renewal thereof , all or a substantial part of the Leased Premises should be taken for any public or quasi-public use under any governmental law, regulation, ordinance or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of taking of said premises by the condemning authority. If less than twenty-five percent (25%) of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, regulation, ordinance or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Landlord shall forthwith at its sole expense restore and reconstruct the building and other improvements situated on the Leased Premises provided such restoration and reconstruction shall make the same reasonably Tenantable and suitable for the uses for which the premises are leased as defined in
     Section 4 above. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably on a pro rata basis. Landlord and Tenant shall each be entitled to receive and retain such separate awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such awards. Notwithstanding anything in this Section to the contrary, if any government taking contemplated herein renders the Leased Premises unusable for its intended purpose, then either party may terminate this Lease by written notice to the other and the parties will have no further obligations hereunder.

19. DEFAULT BY TENANT: The following events shall be deemed to be events of default by Tenant under this Lease:

A. Tenant shall fail to pay any installment of the rent on the date that same is due and such failure shall continue for a period of five (5) days after written notice from Landlord.

B. Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent and shall not cure such default within thirty (30) days after written notice thereof to the Tenant, or if such default cannot reasonably be cured within the said thirty (30) days and Tenant shall not have commenced to cure such default within thirty (30) days after written notice thereof to Tenant, or if such default cannot reasonably be cured within the said thirty (30) days and Tenant shall not thereafter with reasonable diligence and good faith proceed to cure such default.

C. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

D. Tenant shall file a petition under any Section or Chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against the Tenant thereunder.

E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

F. Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

     (i) Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased
          Premises, and relet the premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

     (ii) Enter upon and take possession of the Leased Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obliged to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligation under this Lease.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained.

20. RIGHT OF FIRST REFUSAL: If at any time during any term of this Lease, Landlord receives and is willing to accept a bona fide offer from a third party to purchase the Premises, other than an offer to purchase it at any sale incidental to the exercise of a remedy provided for in a mortgage or other security instrument creating a lien on the Premises, or if Landlord offers to sell the Premises to a third party, Landlord shall promptly transmit to Tenant its offer to sell the Premises to Tenant upon terms and conditions substantially similar to those offered by or to the third party, together with a true copy of such original offer. If Tenant does not accept such offer within thirty (30) days after it is made, Landlord may, within one hundred eighty (180) days after the thirty (30) day period expires, sell the interest to a third party upon terms and conditions substantially similar to those offered to Tenant. If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for the sale by Landlord and the purchase by Tenant of the Premises at a closing to be held within thirty (30) days following the receipt by Landlord of Tenant's notice of acceptance. On the date of such purchase, Landlord shall convey marketable title to the Premises to Tenant against payment of the purchase price therefor.

21. ATTORNEY'S FEES: If, on account of any breach or default by Landlord or Tenant of their obligations to any of the parties hereto, under the terms, conditions and covenants of this Lease, it shall become necessary for any of the parties hereto to employ an attorney to enforce or defend any of its rights or remedies hereunder and should such party prevail, it shall be entitled to any reasonable attorney's fees incurred in such connection.

22. QUIET ENJOYMENT: Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate leased herein and that Tenant, on payment of the rent and performing the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease and any renewal thereof. Tenant's interest in the Leased Premises is subordinate to any mortgage or deed of trust granted by the Landlord and Tenant agrees upon demand to execute such further instruments, subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants of this Lease.

23. WAIVER OF DEFAULT: No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be waiver of any subsequent covenant contained herein.

24. CAPTIONS: The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent should arise.

25. SUCCESSORS: The terms, conditions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

26. NOTICES: Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set opposite their names below, or at such other addresses as they have therefore specified by written notice delivered in accordance herewith:

          Landlord:               Tenant:

       TRI-R Corporation          A.H.C. Store Development Corp.
       9620 Route 34              2200 Kensington Court
       Suite E                    Oak Brook, Illinois
       Yorkville, Illinois                         60521
                        60560
       Attn: Robert Brettelle     Attn: William Loftus

27. INSURANCE: During the entire term of this Lease, the Tenant shall, at Tenant's sole cost and expense, furnish, maintain and provide the following insurance coverage for benefit of Landlord and Tenant:

A. General public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the leased premises and on any sidewalks directly adjacent to the Leased Premises. The limitation of liability of such insurance shall be not less than Five Hundred Thousand Dollars ($500,000) in respect to injury or death of one person and a limitation of One Million Dollars ($1,000,000) in respect of any one accident, and a limitation of One Hundred Thousand Dollars ($100,000) in respect of property damage, or a combined single limit covering bodily injury and property damage in the amount of $1,000,000. Such policies may be blanket policies covering other locations and evidence of such insurance shall be delivered to Landlord upon demand. If Tenant fails to obtain such insurance or to maintain same in effect or to furnish Landlord with such evidence, Landlord shall have the right to obtain such insurance and to add the cost thereof to the rent then due or to grow due hereunder.

B. At all times during the term hereof keep in force at its own expense plate glass insurance in companies acceptable to Landlord and naming Landlord as an additional insured party.

C. At all times during the term hereof keep in force at its own expense property insurance with extended coverage in companies acceptable to Landlord, equal to the replacement cost of the Premises, naming Landlord as an additional insured party.

D. Prior to occupying the Leased Premises, Tenant shall provide Landlord with a duly executed Certificate of Insurance showing that the insurance required herein is in full force and effect. Said certificate shall provide that Landlord shall be given ten (10) days notice of any cancellation or change in the insurance set forth on said certificate.

28. SEVERABILITY: If any provisions of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision hereof, all of which other provisions shall remain in full force and effect.

29. ENVIRONMENTAL: Landlord represents and warrants that, as of the Commencement Date, the Premises are in compliance with all federal, state or local environmental laws, rules and regulations including, without limitation, laws, rules and regulations pertaining to the transportation, treatment, storage and disposal of hazardous materials and hazardous wastes. Landlord shall defend, indemnify and hold harmless Tenant, its officers, agents, employees and assignees from any against any liability arising out of a breach of the foregoing representation.

30. EXCLUSIVITY: Landlord agrees that during any period that this Lease is in full force and effect, it shall not create or lease space at the Premises to anyone other than Tenant for the sale of hardware, paint, wallpaper, automotive supplies, rental items or live plants without Tenant's consent.

31. ARBITRATION: Landlord and Tenant agree that all disputes that may arise under this Lease shall be submitted to arbitration under the rules of the American Arbitration Association. Such arbitration shall take place in Chicago, Illinois.

IN WITNESS WHEREOF, the parties have executed this Lease on the date first set forth above.


Tenant:                                  Landlord:
A.H.C. STORE DEVELOPMENT CORP.           TRI-R CORPORATION


By: WILLIAM A. LOFTUS                    By:    TED SCHICK
    William A. Loftus, President         Title: PRESIDENT

ATTEST:                                 ATTEST:
WILLIAM M. CHRISTOU                     ROBERT A. BRETTELLE  V.P.


                         EXHIBIT A

                [Insert Legal Description]


                         EXHIBIT B

                       RENT SCHEDULE

YEAR                            MINIMUM ANNUAL RENT

 1. REDACTED
 2.
 3.
 4.
 5.
 6.
 7.
 8.
 9.
10.
11.
12.
13.
14.
15.